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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, dated March 13, 1998 appearing on page 18 of HomeCom Communications, Inc.'s, Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.]

                                                  /s/ PricewaterhouseCoopers LLP



Atlanta, Georgia
February 26, 1999